UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

Filed by the Registrant [X]    Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[   ]     Preliminary Proxy Statement

[   ]     Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

[   ]     Definitive Proxy Statement

[X]     Definitive Additional Materials

[   ]     Soliciting Material Pursuant to §240.14a-12

Citizens Community Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
[X]	Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid: $1,172.00
2)	Form, Schedule or Registration Statement No.: PRE14A
3)	Filing Party: Citizens Community Bancorp
4)	Date Filed: March 17, 2005

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(Citizens Community Bancorp Stationery)

Month Day, Year

Dear Citizens Community Bancorp Shareholder,

We recently mailed you proxy materials in conjunction with our upcoming Special Meeting of Shareholders to be held on June 16, 2005. According to our records, we have not yet received your proxy.

It is very important that your shares be voted, regardless of the number of shares you own.

Please take a moment to VOTE your shares by returning your proxy in the envelope provided. If your shares are held with a broker or bank, you can also vote by telephone or the internet by following the instructions enclosed with the proxy materials.

Please disregard this letter if you already voted your shares. Thank you for your cooperation and support.

Sincerely,

James G. Cooley
President and Chief Executive Officer

Enclosure

END